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                        WILSON SONSINI GOODRICH & ROSATI
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                Telephone  415-493-9300  Facsimile  415-493-6811

                                                                    EXHIBIT 5.1


                                       March 17, 1997

Peregrine Systems, Inc.
12670 High Bluff Drive
San Diego, California  92130

      Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

      We have examined Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-21483) to be filed by you with the Securities and Exchange Commission on March 17, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 3,450,000 shares (including shares issuable upon exercise of the underwriters' over-allotment option) of Common Stock of Peregrine Systems, Inc. (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with the sale and issuance of the Shares by Peregrine Systems, Inc.

      It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendment thereto.


                                      Very truly yours,

                                      WILSON SONSINI GOODRICH & ROSATI


                                      /s/  Wilson Sonsini Goodrich & Rosati
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